UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 17, 2006

ANGELICA CORPORATION
(Exact name of Company as specified in its charter)

Missouri	1-5674	43-0905260
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

424 South Woods Mill Road
Chesterfield, Missouri		63017-3406
(Address of principal executive offices)		(Zip Code)

(314) 854-3800
(Company’s telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced by Angelica Corporation (the “Company”), its Board of Directors (the “Board”) appointed a Lead Director on September 20, 2005, to be effective January 29, 2006, and established a Special Committee on December 16, 2005, for the purpose of addressing issues recently raised by the Company’s largest shareholders. On January 17, 2006, pursuant to the recommendation of the Compensation and Organization Committee of the Board, the Board authorized and approved additional retainer fees for the Lead Director and for directors who serve as members of the Special Committee. The Lead Director will receive an additional annual retainer fee of $10,000, the director who serves as Chairman of the Special Committee will receive an additional annual retainer fee of $10,000 and each of the other directors who serves on the Special Committee will receive an additional annual retainer fee of $2,000. These fees, which are to be paid in the form of shares of the Company’s common stock, are equivalent to the additional retainer fees paid to members of the Company’s Audit Committee. These retainer fees will become effective with the fiscal year beginning January 29, 2006.

On January 17, 2006, pursuant to the recommendation of the Compensation and Organization Committee of the Board of Directors of the Company, the Board authorized and approved increases to the base salaries of David A. Van Vliet, President and Chief Operating Officer, and Steven L. Frey, Vice President, General Counsel & Secretary. Mr. Van Vliet’s base salary will increase from $310,000 to $325,000 per year, and Mr. Frey’s base salary will increase from $195,000 to $205,000 per year. The increases become effective January 29, 2006.

On the recommendation of the Company’s Compensation and Organization Committee, the Board authorized and approved at its meeting on January 17, 2006, acceleration of the vesting dates for a total of 64,334 unvested stock options granted to employees in August and September 2003, at option prices above the current market price of the Company’s shares. By taking this action before the Company’s current fiscal year ends on January 28, 2006, the Company will avoid expense charges of $173,381 and $42,601, respectively, in each of the next two fiscal years.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 17, 2006, pursuant to the recommendation of the Special Committee of the Board of Directors of the Company, the Board of Directors amended in its entirety Section 3:5 of the Company’s By-Laws.

The By-Laws of the Company previously provided that if the Board of Directors filled a vacancy on the Board of Directors, the director filling the vacancy would stand for reelection at the next annual meeting of shareholders regardless of the remaining term of the directorship that such director filled. This election procedure was previously required by Missouri law. In 2003, the General and Business Corporation Law of Missouri was amended to provide that when corporations such as the Company, which have classified boards of directors, appoint persons to fill vacant directorships, such directors may serve for the remainder of the term of the directorship that is being filled. Consistent with this change in Missouri law, the amendment to the Company’s By-Laws, which was effective immediately, provides that if a director is appointed by the Board of Directors to fill a vacant directorship, such director will stand for reelection with the other directors who are in the same class as the newly appointed director.

A copy of the amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference. The Company will file a complete copy of its current By-Laws as an exhibit to its annual report on Form 10-K for the year ending January 28, 2006.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibit is filed as part of this report:

Exhibit Number	Description

3.1	Section 3:5 of the By-Laws of Angelica Corporation as amended through January 17, 2006.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2006

ANGELICA CORPORATION

By:/s/ Steven L. Frey
Name:Steven L. Frey
Title:Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description

3.1	Section 3:5 of the By-Laws of Angelica Corporation as amended through January 17, 2006.